                                                             EXHIBIT (h)(18)(a)

            AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

   THIS AGREEMENT is executed as of , 2011, and effective as of __________, 2011, between BLACKROCK ADVISORS, LLC ("BAL") and the following life insurance companies organized under the laws of the states or jurisdictions as indicated below:

             AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL) (Texas)
     AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE (AGLD) (Delaware)
                (formerly known as AIG Life Insurance Company)
    THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (USL)
                                  (New York)
   (on behalf of itself and as the successor to American International Life
                         Assurance Company of New York
  (AIL) pursuant to its merger with and into USL effective December 31, 2010) (AGL, AGLD and USL collectively referred to hereinafter as the "Company")

   WHEREAS, BAL is the investment advisor to the BlackRock Variable Series Funds, Inc. ("the Fund"); and

   WHEREAS, the Company issues variable annuity contracts and/or variable life insurance policies (the "Contracts"); and

   WHEREAS, the Company, the Fund and BlackRock Investments, LLC have entered into a Fund Participation Agreement ("Participation Agreement") dated __________, 2011, providing for the sale of shares of the Fund to certain separate accounts of the Company ("Separate Accounts"); and

   WHEREAS, amounts invested in the Contracts by contract owners are deposited in the Separate Accounts of the Company which will in turn purchase shares of certain portfolios of the Fund, each of which is an investment option offered by the Contracts (the "Portfolios"); and

   WHEREAS, the Fund may derive savings in administrative expenses by virtue of having the Separate Accounts of the Company as shareholders of record of Fund shares and having the Company perform certain administrative services for the Fund (which services are identified on Schedule A hereto); and

   WHEREAS, neither BAL nor the Company has any contractual or other legal obligation to perform such administrative services for the Fund; and

   WHEREAS, the Company desires to be compensated for providing such administrative services to the Fund; and

   WHEREAS, BAL desires that the Fund benefit from the lower administrative expenses expected to result from the administrative services performed by the Company holding omnibus accounts with the Fund's transfer agent on behalf of contract owners.

   NOW, THEREFORE, the parties hereto agree as follows:

1.  ADMINISTRATION EXPENSE PAYMENTS.

     (a) BAL or its affiliates or, if approved by the Fund Board, the Funds shall pay the Company an annual fee which shall equal the percentage value, as set forth in Schedule B, of each Fund's average daily net assets, excluding Index Portfolios, that are held in certain Separate Accounts of the Company listed in Schedule A of the Fund Participation Agreement(s).

     (b) The Company shall calculate the payment contemplated by this Section 1 at the end of each fiscal quarter ("Quarterly Payment"). BAL will submit such payment to the Company, after the receipt of an invoice by the Company. Please submit invoices to BAL at:
         NonStandard.Invoices@blackrock.com.

         The invoice will be submitted on a quarterly basis in a Microsoft Excel format and include the following information:
         1. The total average daily net assets during the period covered by the invoice for each Fund and share class (ticker/CUSIP).
         2. The basis point rate that applies to each account.
         3. The subtotal amount due for each fund and share class
         (ticker/CUSIP).
         4. The total amount due.
         5. Invoice submitted on Company letterhead.
         6. Each invoice to include an invoice number.
         5. Payment instructions (Wire/Check/ACH).
         6. Contact information for the Company.

         Invoices must be received in a timely manner. Any invoice which is received subsequent to six (6) months after the time period covered by the invoice may be subject to non-payment. Additions or adjustments to previously received invoices submitted subsequent to six (6) months after the time period covered by the invoice may also be subject to non-payment.

         The parties acknowledge and agree that the assets and/or accounts covered under the terms of this Agreement will not be subject to fees or any additional payment arrangements with BAL or its affiliates for Services, sub-transfer agency, sub-accounting, networking services or for any similar services, other than as described herein. Company represents and warrants that they are not invoicing BAL or its affiliates for duplicative fees as described in the preceding sentence.

         Any invoices shall only cover time periods for which this Agreement is in effect.

     (e) The Company hereby represents that the fees paid to it pursuant to this Agreement are reasonable in relation to the services it provides and reasonably similar to fees it receives for equivalent services provided to other parties. From time to time, the parties shall review the Quarterly Payment to determine whether it exceeds or is reasonably expected to exceed the incurred and anticipated costs, over time, of the Company. The parties agree to negotiate in good faith a reduction to the Quarterly Payment as necessary to eliminate any such excess.

2.  Nature of Payments.

      The parties to this Agreement recognize and agree that the payments to the Company are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Fund shares and are not otherwise related to investment advisory or distribution services or expenses. The amount of administration expense payments made to the Company pursuant to Section 1(a) of this Agreement are intended to reimburse or compensate the Company for providing administrative services with respect to the Contracts or any Separate Accounts.

3.  TERM AND TERMINATION.

     (a) Any party may terminate this Agreement, without penalty, on sixty days' advance written notice to the other party. Unless so terminated, this Agreement shall continue in effect for so long as BAL or its successor(s) in interest, or any affiliate thereof, continues to perform in a similar capacity for the Fund, and for so long as the Company or its successors(s) in interest, or any affiliate thereof, provides the services contemplated hereunder with respect to Contracts under which values or monies are allocated to a Portfolio.

     (b) This Agreement shall automatically terminate upon (i) the termination of the Fund Participation Agreement(s) between the Company and the Fund, or (ii) the dissolution or bankruptcy of any party hereto, or in the event that any party hereto is placed in receivership or rehabilitation, or in the event that the management of its affairs is assumed by any governmental, regulatory or judicial authority.

4.  AMENDMENT.

     This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

5.  NOTICES.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered

To BAL:                                  With a copy to:

BLACKROCK ADVISORS, LLC                  BLACKROCK, INC.
Attn: Brian Schmidt                      Attn: Robert Connolly General Counsel
40 East 52nd Street                      40 East 52nd Street
New York, NY 10022                       New York, NY 10022

To the Company:

American General Life Insurance Company
2929 Allen Parkway
Houston, Texas 77019-2135
ATTN: General Counsel

American General Life Insurance Company of Delaware
2929 Allen Parkway
Houston, Texas 77019-2135
ATTN: General Counsel

The United States Life Insurance Company in the City of New York
2929 Allen Parkway
Houston, Texas 77019-2135
ATTN: General Counsel

6.  MISCELLANEOUS.

     (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their transferees, successors and assigns. The benefits of and the right to enforce this Agreement shall accrue to the parties and their transferees, successors and assigns.

     (b) Assignment. Neither this Agreement nor any of the rights, obligations or liabilities of either party hereto shall be assigned without the written consent of the other party.

     (c) Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

     (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     (e) Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the States of Texas for AGL, Delaware for AGLD and New York for USL, without reference to the conflict of law thereof.

     (f) Severability. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as of the invalid or unenforceable portion had not been inserted.

     (g) Entire Agreement. This Agreement, including the attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BLACKROCK ADVISORS, LLC

By:
        --------------------------

Name:
        --------------------------

Title:
        --------------------------

Date:
        --------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY

                                      ATTEST:

By:                                   By:
        ----------------------------          ---------------------------------

Name:                                 Name:
        ----------------------------          ---------------------------------

Title:                                Title:
        ----------------------------          ---------------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE

                                      ATTEST:

By:                                   By:
        ----------------------------          ---------------------------------

Name:                                 Name:
        ----------------------------          ---------------------------------

Title:                                Title:
        ----------------------------          ---------------------------------

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

                                      ATTEST:

By:                                   By:
        ----------------------------          ---------------------------------

Name:                                 Name:
        ----------------------------          ---------------------------------

Title:                                Title:
        ----------------------------          ---------------------------------

                                  SCHEDULE A

                     ADMINISTRATIVE SERVICES FOR THE FUND

MAINTENANCE OF BOOKS AND RECORDS

    . Maintaining an inventory of share purchases to assist transfer agent in recording issuance of shares.

    . Performing miscellaneous accounting services to assist transfer agent in recording transfers of shares (via net purchase orders).

    . Reconciliation and balancing of the Separate Account at the Fund level in the general ledger and reconciliation of cash accounts at general account level.

PURCHASE ORDERS

    .  Determination of net amount of cash flow into Fund.

    .  Reconciliation and deposit of receipts at Fund and confirmation thereof.

REDEMPTION ORDERS

    .  Determination of net amount required for redemptions by Fund.

    .  Notification to Fund of cash required to meet payments.

    .  Cost of share redemptions.

REPORTS

    .  Periodic information reporting to the Fund.

FUND-RELATED CONTRACT OWNER SERVICES

    . Telephonic support for contract owners with respect to inquiries about the Fund (not including information about performance or related to sales.)

OTHER ADMINISTRATIVE SUPPORT

    .  Operational and recordkeeping services.

    . Providing other administrative support to the Fund as mutually agreed between the Company and the Fund.

    . Relieving the Fund of other usual or incidental administrative services provided to individual contract owners.

    .  Preparation of reports to certain third-party reporting services.

                                  SCHEDULE B

The parties hereby agree to amend this Exhibit B as needed from time to time by mutual consent.

                          Separate
Account  Product          Account   Funds                                     Class   Cusip   Rate
         USL Trilogy VA     A       BlackRock Basic Value V.I. Fund             I   09253L405
                                    BlackRock Equity Dividend V.I. Fund         I   09253L512
                                    BlackRock Global Allocation V.I. Fund       I   09253L777
                                    BlackRock Global Opportunities V.I. Fund    I   09253L819
                                    BlackRock High Income V.I. Fund             I   09253L710
                                    BlackRock International Value V.I. Fund     I   09253L645
                                    BlackRock Large Cap Core V.I. Fund          I   09253L611
                                    BlackRock Large Cap Growth V.I. Fund        I   09253L579
                                    BlackRock Money Market V.I. Fund            I   09253L876
                                    BlackRock Total Return V.I. Fund            I   09253L702
         AGLD Var Acct 9    9       BlackRock Basic Value V.I. Fund             I   09253L405
         PPVUL
                                    BlackRock Capital Appreciation V.I. Fund    I   09253L843
                                    BlackRock Global Allocation V.I. Fund       I   09253L777
                                    BlackRock Government Income V.I. Fund       I   09253L744
                                    BlackRock Money Market V.I. Fund            I   09253L876
                                    BlackRock Value Opportunities V.I. Fund     I   09253L470

         AGLD Var Acct 9    9       BlackRock Basic Value V.I. Fund             I   09253L405
         PPVUL
                                    BlackRock Capital Appreciation V.I. Fund    I   09253L843
                                    BlackRock Government Income V.I. Fund       I   09253L744
                                    BlackRock Money Market V.I. Fund            I   09253L876
                                    BlackRock Value Opportunities V.I. Fund     I   09253L470

         AGLD Executive     II      BlackRock Basic Value V.I. Fund             I   09253L405
         Advantage VUL
                                    BlackRock Capital Appreciation V.I. Fund    I   09253L843
                                    BlackRock Government Income V.I. Fund       I   09253L744
                                    BlackRock Value Opportunities V.I. Fund     I   09253L470

         AGLD Trilogy VA    I       BlackRock Basic Value V.I. Fund             I   09253L405
                                    BlackRock Equity Dividend V.I. Fund         I   09253L512
                                    BlackRock Global Allocation V.I. Fund       I   09253L777
                                    BlackRock Global Opportunities V.I. Fund    I   09253L819
                                    BlackRock High Income V.I. Fund             I   09253L710
                                    BlackRock International Value V.I. Fund     I   09253L645
                                    BlackRock Large Cap Core V.I. Fund          I   09253L611
                                    BlackRock Large Cap Growth V.I. Fund        I   09253L579
                                    BlackRock Money Market V.I. Fund            I   09253L876

                          Separate
Account  Product          Account   Funds                                     Class   Cusip   Rate
                                    BlackRock Total Return V.I. Fund            I   09253L702
                                    BlackRock Value Opportunities V.I. Fund     I   09253L470

         AGLD Trilogy VA     I      BlackRock Basic Value V.I. Fund             I   09253L405
                                    BlackRock Equity Dividend V.I. Fund         I   09253L512
                                    BlackRock Global Allocation V.I. Fund       I   09253L777
                                    BlackRock Global Opportunities V.I. Fund    I   09253L819
                                    BlackRock High Income V.I. Fund             I   09253L710
                                    BlackRock International Value V.I. Fund     I   09253L645
                                    BlackRock Large Cap Core V.I. Fund          I   09253L611
                                    BlackRock Large Cap Growth V.I. Fund        I   09253L579
                                    BlackRock Money Market V.I. Fund            I   09253L876
                                    BlackRock Total Return V.I. Fund            I   09253L702
                                    BlackRock Value Opportunities V.I. Fund     I   09253L470

*   No fees shall be paid for the BlackRock Money Market V.I. Fund
**  ______________